EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

                We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our reports dated May 25, 2007, relating to the consolidated financial statements, the effectiveness of Forest Laboratories, Inc.’s internal control over financial reporting and schedule of Forest Laboratories, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended March 31, 2007.

                                                                                           /s/BDO SEIDMAN, LLP

                                                                                              BDO SEIDMAN, LLP

New York, New York

August 13, 2007